UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2023

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

101 15th Street
San Francisco,	California		94103
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2023 Inducement Equity Incentive Plan

Effective January 23, 2023, the Board of Directors (the “Board”) of Sonder Holdings Inc. (the “Company”) adopted the Sonder Holdings Inc. 2023 Inducement Equity Incentive Plan (the “Inducement Plan”) and, subject to the adjustment provisions of the Inducement Plan, reserved five million (5,000,000) shares of the Company’s common stock for issuance pursuant to equity awards granted under the Inducement Plan.

The Inducement Plan was adopted without stockholder approval pursuant to the applicable Nasdaq Listing Rules. The Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock units, restricted stock, stock appreciation rights, and performance awards, and its terms are substantially similar to the Sonder Holdings Inc. 2021 Equity Incentive Plan, including with respect to treatment of equity awards in the event of a “merger” or “change in control” as defined under the Inducement Plan, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception or to comply with the Nasdaq acquisition and merger exception.

In accordance with the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company or, to the extent permitted by the Nasdaq Listing Rules, in connection with a merger or acquisition.

A copy of the Inducement Plan and related form agreements under the Inducement Plan are attached as Exhibits 10.1, 10.2, and 10.3 hereto and incorporated by reference herein. The above description of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Appointment of Interim Principal Financial Officer

Effective January 23, 2023, the Board appointed Chris Berry, the Company’s Senior Vice President and Chief Accounting Officer, to the additional role of Interim Principal Financial Officer of the Company, in connection with the previously disclosed resignation of the Company’s President and Chief Financial Officer. Mr. Berry, 48, has served as the Company’s Chief Accounting Officer since August 1, 2022, and will serve as Interim Principal Financial Officer until such time as a permanent Chief Financial Officer is appointed, or until his earlier resignation or removal. Before joining the Company, Mr. Berry served as Vice President, Corporate Controller, and Chief Accounting Officer of Alaska Air Group, Inc., from February 2017 to April 2022. Mr. Berry joined Alaska Air Group, Inc. in 2005 and served in various roles of increasing responsibility in SEC reporting, accounting operations, and investor relations, including Managing Director of Accounting, Corporate Controller and Principal Accounting Officer from February 2014 to February 2017, Managing Director, Investor Relations from October 2010 to February 2014, and Director, Financial Reporting and Accounting from March 2005 to October 2010. Mr. Berry holds a Bachelor of Business Administration from the University of Louisiana Monroe and holds a CPA license in Washington State.

There are no arrangements or understandings between Mr. Berry and any other persons pursuant to which Mr. Berry was selected to become Interim Principal Financial Officer, nor are there any family relationships between Mr. Berry and any of the Company’s directors or other executive officers subject to disclosure under Item 401(d) of Regulation S-K. There were no changes in Mr. Berry’s compensation in connection with his appointment as Interim Principal Financial Officer. Neither Mr. Berry nor any related person of Mr. Berry has a direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Sonder Holdings Inc. 2023 Inducement Equity Incentive Plan
10.2	Form of Option Award Agreement under 2023 Inducement Equity Incentive Plan
10.3	Form of Restricted Stock Unit Agreement under 2023 Inducement Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.
Date: January 24, 2023
	By:	/s/ Phil Rothenberg
	Name:	Phil Rothenberg
	Title:	General Counsel and Secretary